Exhibit 99.2

SENSOR PLATFORMS, INC.

BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$965,074	$1,682,033
Restricted cash	25,000	25,000
Accounts receivable, net	175,000	155,600
Prepaid expenses and other current assets	18,298	74,327

Total current assets	1,183,372	1,936,960
Property and equipment, net	42,810	29,484
Other assets	15,964	15,964

Total assets	$1,242,146	$1,982,408

Liabilities, convertible preferred stock, and stockholders’ equity
Accounts payable	$206,235	$78,878
Accrued expenses	500,444	226,960
Deferred revenue	373,855	219,167

Total current liabilities	1,080,534	525,005
Warrant liability	150,165	170,358

Total liabilities	1,230,699	695,363

Commitments (Note 7)

Stockholders’ equity
Convertible preferred stock, par value of $0.0001 per share; 150,182,059 shares authorized at June 30, 2014 and December 31, 2013; 141,521,545 and 130,995,230 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively (aggregate liquidation preference of $13,523,671 and $12,523,671 at June 30, 2014 and December 31, 2013, respectively)	14,153	13,100
Common stock, par value of $0.0001 per share; 200,000,000 shares authorized at June 30, 2014 and December 31, 2013; 1,538,734 and 644,984 shares issued and outstanding at December 31, 2013 and 2012, respectively	153	64
Additional paid-in capital	34,970,697	33,910,156
Accumulated deficit	(34,973,556)	(32,636,275)

Total stockholders’ equity	11,447	1,287,045

Total liabilities, convertible preferred stock, and stockholders’ equity	$1,242,146	$1,982,408

SENSOR PLATFORMS, INC.

STATEMENTS OF OPERATIONS

	For the six months ended June 30,
	2014	2013
	(unaudited)	(unaudited)
Revenue	$320,311	$621,250

Operating expenses:
Engineering, research and development	1,395,529	1,391,701
General and administrative	1,135,195	540,800
Sales and marketing	146,581	182,941

Total operating expenses	2,677,305	2,115,442

Loss from operations	(2,356,994)	(1,494,192)
Interest and other expense, net	19,713	(448)

Net loss	$(2,337,281)	$(1,494,640)

SENSOR PLATFORMS, INC.

STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2014	2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(2,337,281)	$(1,494,640)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	10,681	8,794
Stock-based compensation	44,683	93,467
Changes in assets and liabilities:
Accounts receivable	(19,400)	306,250
Prepaid expenses and other current assets	56,029	27,081
Accounts payable	127,357	(21,878)
Accrued expenses	273,484	(102,964)
Deferred revenue	154,688	(356,250)

Net cash used by operating activities	(1,689,759)	(1,540,140)

Cash flows from investing activities:
Purchase of property and equipment	(24,007)	—

Net cash used by investing activities	(24,007)	—

Cash flows from financing activities:
Proceeds from the sale of convertible preferred stock and warrants, net of issuance costs	979,807	1,743,400
Proceeds from issuance of common stock on exercise of stock options	17,000	—

Net cash provided by financing activities	996,807	1,743,400

Net increase (decrease) in cash and cash equivalents	(716,959)	203,260
Cash and cash equivalents at beginning of year	1,682,033	1,577,208

Cash and cash equivalents at end of year	$965,074	$1,780,468

SENSOR PLATFORMS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Sensor Platforms, Inc. (the Company) was incorporated in Delaware in June 2004 and develops algorithms and software enabling consumer applications to better understand user contexts and intent. The Company’s FreeMotion(TM) library is the result of collaboration among experts in activity analytics, pedestrian navigation, motion, sensor fusion, and low-power system architectures. The Company is also focused on the proliferation of motion use in the Android environment, with the release of the Open Sensor Platform, the first open source software to enable implementation of sensor hubs in Android devices.

Financial statement presentation – The unaudited financial statements include all adjustments, consisting of normal recurring items, necessary for a fair statement of the Company’s financial statements for interim periods in conformity with generally accepted accounting principles in the United States of America (GAAP). The information should be read in conjunction with the accompanying notes included in the Company’s audited financial statements as of and for the year ended December 31, 2013. The Company’s accounting policies are described in the “Notes to financial statements” in its 2013 audited financial statements and there have been no significant changes in the six months ended June 30, 2014. The December 31, 2013 balance sheet data presented for comparative purposes was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of credit risk – The Company’s product revenues are concentrated in software and algorithms that interpret sensor data related to smartphones, wearables, and other consumer devices. These types of devices and the underlying software are under constant development and the environment is highly competitive. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect the Company’s ability to achieve widespread acceptance of its software products.

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Substantially all the Company’s cash and cash equivalents are held by one financial institution that management believes to be of high credit quality. Cash equivalents are in invested in a money market fund. Amounts deposited with the federally insured commercial bank may be in excess of federal insurance limits. Accounts receivable are stated at the amount the Company expects to collect. The Company generally does not require collateral or other security in support of accounts receivable. To reduce credit risk, management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. To date, the Company has not had significant write offs of bad debts and had no recorded amount for estimated uncollectible amounts as of June 30, 2014 and December 31, 2013.

Sales to four customers accounted for approximately 88% of total revenues recognized in the six months ended June 30, 2014, and sales to two customers accounted for 100% of total revenues recognized in the six months ended June 30, 2013. All accounts receivable at June 30, 2014 were due from two customers, and substantially all accounts receivable at December 31, 2013 were due from four customers.

Revenue recognition – The Company recognizes revenue based on the accounting standards for milestones and multiple element arrangements, as set forth by the Financial Accounting Standards Board (FASB).

The Company’s revenue arrangements include the development of software for customers, sale of software, as well as services that can include training, maintenance, and support. Sales of the Company’s products and services can be single unit sales or bundled. The Company evaluates and recognizes revenue when all four of the following criteria are met:

•	Persuasive evidence of an arrangement exists

•	The fee is fixed or determinable

•	Collection of the related receivables is reasonably assured

•	Delivery of the product has occurred and the customer has accepted the product (including the expiration of any acceptance period set forth in the contract) if the terms of the contract include an acceptance requirement

Non-cancelable agreements signed by the customer and the Company are considered evidence of an arrangement. The fee is considered to be fixed or determinable if the fee is not subject to refund or adjustment. To date, none of the Company’s arrangements with its customers grant a right of refund or adjustment to the customer. Reasonable assurance of collection is based upon the Company’s assessment of the customer’s financial condition through review of their current financial statements and/or credit reports. For follow-on sales to existing customers, prior payment history is also used to evaluate probability of collection. If the Company determines that collection is not reasonably assured, revenue is deferred and recognized upon cash collection. Delivery is considered to occur when the customer is given electronic access to the licensed software.

Milestone arrangements – Certain of the Company’s revenue transactions require the Company to perform and bill customers related to milestones. Typically, these arrangements require the Company to develop technology on behalf of customers utilizing the Company’s based software technology. While the Company retains ownership of such base technology, the Company typically transfers ownership of the developed technology to the customer at the time of completion. Assuming the milestone is considered substantive, relates to past performance, and all other revenue criteria have been met, the Company recognizes revenue when the milestone has been achieved.

Multiple-element arrangements – The Company may enter into arrangements with customers that purchase both software and software-related services, such as training, maintenance, and support, whereby the software delivery is followed by the subsequent delivery of the other elements. For these multiple-element arrangements, the Company does not have vendor specific objective evidence (VSOE) of fair value of the undelivered elements. As a result, the Company defers revenue from the arrangements and recognizes revenue ratably over the related contractual term of the arrangements.

New accounting pronouncements – In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which is a new standard on revenue recognition. The new standard contains principles that an entity will need to apply to determine the measurement of revenue and timing of when revenue is recognized. The underlying principle is to recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The standard has a five-step approach which includes identifying the contract or contracts, identifying the performance obligations, determining the transaction price, allocating the transaction price and recognizing revenue. The standard also significantly expands the quantitative and qualitative disclosure requirements for revenue, which are intended to help users of financial statements understand the nature, amount, timing and uncertainty of revenue and the related cash flows. The standard is effective for annual periods beginning after December 15, 2017 for nonpublic entities and early application is permitted in certain circumstances. The Company is currently evaluating this new standard and the impact it will have on its financial statements, information technology systems, process and internal controls.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810 Consolidation. The ASU removes all incremental reporting requirements applicable to development stage entities under Topic 915, and eliminates the exception for development stage entities when applying VIE guidance under Topic 810. The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations. As a result, there will no longer be any accounting or reporting differences between development stage entities and other operating entities. The changes to presentation and disclosure requirements are effective for annual reporting periods beginning after December 15, 2014. Early application of the amendments is permitted for any annual reporting period for which the entity’s financial statements have not yet been issued or made available for issuance. The Company’s financial statements have not presented or disclosed any previously required information of development stage entities.

Subsequent events – The Company has evaluated subsequent events through September 5, 2014, which is the date the financial statements were available to be issued.

NOTE 2 – FAIR VALUE MEASUREMENT

The fair value measurements standard establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under the standard are described below:

Level 1 –	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 –	Inputs to the valuation methodology include:

•	Quoted market prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability;

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 –	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at June 30, 2014 and 2013 and December 31, 2013 and 2012.

Money market fund: Valued at the net asset value of shares held by the Company at year end.

Warrants: The Company values its preferred stock warrant liability using the Black-Scholes option pricing model. The expected terms for the warrants are based on the remaining contractual life of the warrants. The expected volatility assumption was determined by examining the historical volatility for industry peers, as the Company does not have trading history for its common stock. The risk-free rate assumption is based on U.S. Treasury investments whose term is consistent with the expect term of the warrants. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following tables set forth by level, within the fair value hierarchy, the Company’s assets and liabilities at fair value as of June 30, 2014 and December 31, 2013:

	Assets at fair value at June 30, 2014
	Level 1	Level 2	Level 3	Total
Money market funds	$600,000	$—	$—	$600,000

Total assets at fair value	$600,000	$—	$—	$600,000

	Liabilities at fair value at June 30, 2014
	Level 1	Level 2	Level 3	Total
Warrants	$—	$—	$150,000	$150,000

Total liabilities at fair value	$—	$—	$150,000	$150,000

	Assets at fair value at December 31, 2013
	Level 1	Level 2	Level 3	Total
Money market funds	$1,373,000	$—	$—	$1,373,000

Total assets at fair value	$1,373,000	$—	$—	$1,373,000

	Liabilities at fair value at December 31, 2013
	Level 1	Level 2	Level 3	Total
Warrants	$—	$—	$170,000	$170,000

Total liabilities at fair value	$—	$—	$170,000	$170,000

The table below sets forth a summary of changes in the fair value of the Company’s level 3 warrant liability for the six months ended June 30, 2014.

Balance at December 31, 2013	$170,000
Change in liability included in earnings	(20,000)
Issuances	—

Balance at June 30, 2014	$150,000

The table below sets forth the disclosure requirements for significant unobservable inputs for the Company’s level 3 warrant liability at June 30, 2014 and December 30, 2013.

June 30, 2014 (unaudited)
Name	Fair value	Valuation technique	Unobservable inputs	Range of input values/ (weighted avg.)
Warrants	$150,000	Black-Scholes option pricing model	Recent transaction	$0.10

December 31, 2013
Name	Fair value	Valuation technique	Unobservable inputs	Range of input values/ (weighted avg.)
Warrants	$170,000	Black-Scholes option pricing model	Recent transaction	$0.10

NOTE 3 – SIGNIFICANT BALANCE SHEET COMPONENTS

Property and equipment – Property and equipment consisted of approximately the following at June 30 and December 31:

	June 30, 2014	December 31, 2013
	(unaudited)
Furniture and fixtures	$29,000	$29,000
Computers and equipment	228,000	226,000
Computer software	86,000	68,000
Lab equipment	181,000	178,000
Leasehold improvements	18,000	18,000

	542,000	519,000
Less: accumulated depreciation and amortization	(500,000)	(490,000)

	$42,000	$29,000

Depreciation and amortization expense for the six months ended June 30, 2014 and 2013 was approximately $11,000 and $9,000, respectively.

Accrued expenses – Accrued expenses consisted of approximately the following at June 30 and December 31:

	June 30, 2014	December 31, 2013
	(unaudited)
Employee-related liabilities	$119,000	$217,000
Other	381,000	10,000

	$500,000	$227,000

NOTE 4 – GUARANTEES

Guarantees and indemnifications – In the ordinary course of business, the Company enters into contractual arrangements under which the Company may agree to indemnify the third party to such arrangement from any losses incurred relating to the services they perform on behalf of the Company or for losses arising from certain events as defined within the particular contract, which may include, for example, litigation or claims relating to past performance. Such indemnification obligations may not be subject to maximum loss clauses. Historically, payments made related to these indemnifications have been immaterial.

NOTE 5 – CONVERTIBLE PREFERRED STOCK

At June 30, 2014, the authorized capital stock of the Company consisted of 350,182,059 shares of capital stock, comprising 200,000,000 shares of common stock and 150,182,059 shares of convertible preferred stock. All classes of the Company’s stock have a par value of $0.0001 per share.

At June 30, 2014, convertible preferred stock consisted of the following:

	Shares authorized	Shares issued and outstanding	Liquidation amount (approximately)	Gross proceeds (approximately)
Series A-1	85,000,000	76,339,486	$7,252,000	$7,252,000
Series AA	1,546,112	1,546,112	2,962,000	2,962,000
Series BB	43,853,555	43,853,555	2,281,000	2,281,000
Series CC	19,782,392	19,782,392	1,029,000	1,029,000

	150,182,059	141,521,545	$13,524,000	$13,524,000

NOTE 6 – STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards is based on the grant-date fair value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. The Company estimated the forfeiture rate based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

For the six months ended June 30, 2014 and 2013, the Company recorded stock-based compensation expense of approximately $45,000 and $93,000, respectively.

Stock option activity for the six months ended June 30, 2014 was as follows:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)
Outstanding at December 31, 2013	22,058,638	$0.02	9.0
Options granted	500,000	$0.02
Options exercised	(850,000)	$0.02
Options canceled/forfeited/expired	(141,193)	$0.04

Outstanding at June 30, 2014	21,567,445	$0.02	8.6

Vested and expected to vest at June 30, 2014 (1)	20,330,623	$0.02	8.5
Exercisable at June 30, 2014	15,135,280	$0.02	8.4

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

The total pretax intrinsic value of options exercised during the six months ended June 30, 2014 and 2013 and was zero. The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the-money options. The weighted average grant date fair value of options granted during the six months ended June 30, 2014 and 2013 was approximately $0.01.

As of June 30, 2014, there was approximately $55,000 of unamortized stock-based compensation cost, respectively, related to unvested stock options which is expected to be recognized over a weighted average period of 2.6 years.

Cash received from option exercises and purchases of shares under the Option Plan for the periods ended June 30, 2014 and 2013 was approximately $17,000 and zero, respectively.

	Six months ended
	June 30, 2014	June 30, 2013
Expected dividend yield (1)	0%	0%
Risk-free interest rate (2)	1.74% – 1.81%	1.3% – 1.49%
Expected volatility (3)	58.55%	58.44%
Expected life (in years) (4)	5.78 – 5.99	5.24 – 5.97

(1)	The Company has no history or expectation of paying cash dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)	The Company estimates the volatility of its common stock at the date of grant based on the implied volatility of publicly traded options on its common stock, with a term of one year or greater. For the year ended December 31, 2013, the Company used an equally weighted average of trailing volatility and market based implied volatility for the computation.
(4)	The expected life of stock options granted under the Option Plan is based on historical exercise and cancellation patterns, which the Company believes are representative of future behavior.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating leases – The Company leases its facilities under a noncancelable operating leases expiring in June 2016. Rent expense related to the Company’s operating leases was approximately $62,000 and $57,000 for the six months ended June 30, 2014 and 2013, respectively.

NOTE 8 – SUBSEQUENT EVENTS

In June 2014, the Company entered into a definitive agreement with Audience, Inc. to be acquired. The definitive agreement, which is subject to customary closing conditions, consists of all cash consideration of approximately $41,000,000 and contains a working capital adjustment provision whereby the consideration could vary based upon the final opening balance sheet of the Company. The acquisition closed in July 2014.